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                              DSP TECHNOLOGY INC.

                   PROXY FOR SPECIAL MEETING OF STOCKHOLDERS
                      SOLICITED BY THE BOARD OF DIRECTORS

    The undersigned hereby appoints F. Gil Troutman, Jr. and Jose M. Millares, Jr., or either, as proxy with full power of substitution to vote and act on and consent in respect to any and all shares of the stock of DSP Technology Inc. held or owned by or standing in the name of the undersigned on the Company's books on April 15th, 1999 at the Special Meeting of Stockholders of the Company to be held at the offices of DSP Technology Inc., 48500 Kato Road, Fremont, California 94538 at 2:00 p.m. local time on May 28, 1999, and any continuation or adjournment thereof, with all power the undersigned would possess if personally present at the meeting.

    THE UNDERSIGNED HEREBY DIRECTS AND AUTHORIZES SAID PROXIES, AND EACH OF THEM, OR THEIR SUBSTITUTES, TO VOTE AS SPECIFIED BELOW WITH RESPECT TO THE PROPOSAL LISTED IN THE PARAGRAPH ON THE REVERSE SIDE, OR IF NO SPECIFICATION IS MADE, TO VOTE IN FAVOR THEREOF.

    The undersigned hereby further confers upon said proxies, and each of them, or their substitutes, discretionary authority to vote in respect to all other matters which may properly come before the meeting or any continuation or adjournment thereof.

    The undersigned hereby acknowledges receipt of: (1) Notice of Special Meeting of Stockholders of the Company, and (2) accompanying Proxy Statement.

                  CONTINUED AND TO BE SIGNED ON REVERSED SIDE
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/X/  PLEASE MARK
VOTE AS IN
   THIS EXAMPLE

    THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO SIGN AND PROMPTLY MAIL THIS PROXY IN THE RETURN ENVELOPE SO THAT YOUR STOCK MAY BE REPRESENTED AT THE MEETING.

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
To adopt and approve the Agreement and Plan of Merger dated as of March 23, 1999,       FOR       AGAINST       ABSTAIN
among MTS Systems Corporation, Badger Merger Corp. and DSP Technology Inc. and to       / /         / /           / /
approve the merger of Badger Merger Corp. with and into DSP Technology Inc.
pursuant to which DSP Technology Inc. will become a wholly-owned subsidiary of MTS
Systems Corporation.
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    SIGN EXACTLY AS YOUR NAME(S) APPEARS ON YOUR STOCK CERTIFICATE. IF SHARES OF
STOCK STAND OF RECORD IN THE NAMES OF TWO OR MORE PERSONS OR IN THE NAME OF
HUSBAND AND WIFE, WHETHER AS JOINT TENANTS OR OTHERWISE, BOTH OR ALL OF SUCH
PERSONS SHOULD SIGN THE ABOVE PROXY. IF SHARES OF STOCK ARE HELD OF RECORD BY A
CORPORATION, THE PROXY SHOULD BE EXECUTED BY THE PRESIDENT OR VICE PRESIDENT AND
THE SECRETARY OR ASSISTANT SECRETARY. EXECUTORS OR ADMINISTRATORS OR OTHER
FIDUCIARIES WHO EXECUTE THE ABOVE PROXY FOR A DECEASED STOCKHOLDER SHOULD GIVE
THEIR FULL TITLE. PLEASE DATE THE PROXY.

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
Signature:                                                   Date:

Signature:                                                   Date:
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